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                                                                   Exhibit 10.10

                            SOTHEBY'S HOLDINGS, INC.
            1998 STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
                (As Amended And Restated Effective May 4, 2005)

     1. Adoption and Term. The Sotheby's Holdings, Inc. 1998 Stock Compensation Plan for Non-Employee Directors is hereby amended and restated effective May 4, 2005, This amendment and restatement was approved by the Board of Directors (the "Board") of Sotheby's Holdings, Inc, (the "Company") on March 14, 2005 and is effective on May 4, 2005, the date of the 2005 Annual Meeting of Shareholders. The Plan shall remain in effect until terminated or abandoned by action of the Board.

     2. Purpose of the Plan. The purpose of the Plan is to promote the long term growth and success of the Company by attracting, motivating and retaining non-employee directors of outstanding ability and to promote a greater identity of interest between the Company's non-employee directors and its shareholders. The Plan covers stock compensation only and does not include other amounts receivable by non-employee directors, such as the cash portion of the annual retainer, fees for attending meetings and reimbursement of expenses.

     3. Administration. The Plan requires no discretionary action by any administrative body with regard to any transaction under the Plan. To the extent, if any, that questions of administration arise, these shall be resolved by the Board. The Board may, in its discretion, delegate to the Chief Financial Officer or other officer of the Company any or all authority and responsibility to act pursuant to the Plan. The determination of the Board on all matters within its authority relating to the Plan shall be conclusive. The Board shall not be liable for any action or determination made in good faith with respect to the Plan, and the Company shall indemnify and hold harmless the Board, the Chief Financial Officer and any other party to whom the Board has delegated its authority pursuant to this Section 3 from all losses and expenses (including reasonable attorneys' fees) arising from the assertion or judicial determination of such liability.

     4. Shares Subject to the Plan. The shares to be issued under this Plan shall be shares of the Company's authorized but unissued Class A Limited Voting Common Stock, par value $0.10 per share (the "Common Stock"). Subject to adjustment for share subdivision, consolidation, or other capital readjustment, the aggregate number of shares reserved and available for issuance under the Plan is 250,000 shares of Common Stock.

     5. Stock Compensation. Each non-employee director ("Eligible Director") shall receive, as the equity portion of his or her annual retainer, an amount equal to $35,000 payable in shares of the Company's Common Stock ("Director Stock"). The Director Stock shall be paid on a quarterly basis for services rendered from the date of the Annual Meeting to the date of the following Annual Meeting (the "Annual Period"). If an Eligible Director serves for less than the Annual Period, the annual retainer and the number of shares of Director Stock payable to such Eligible Director shall be prorated accordingly. For purposes of determining the number of shares of Director Stock payable each quarter pursuant to this Section 5, each quarterly sum of $8,750 ($35,000[div]4) shall be divided by the Fair Market Value of the Common Stock (as defined in Section 9) on the business day immediately prior










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to the issuance date of the Director Stock. Cash shall be paid in lieu of any fractional shares.



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     6.   Deferral of Director Stock. An Eligible Director may elect to defer the receipt of all or a portion of the Director Stock by making an election pursuant to Section 7, in which case there shall be credited to the Eligible Director's Stock Unit Account (as defined in Section 8) a number of units equal to the number of shares of Director Stock being deferred.

     7. Election to Defer. Prior to the calendar year in which the Director Stock is earned, an Eligible Director may elect to defer (the " Deferral Election") part or all of the shares of Director Stock by submitting a deferral election form (the "Deferral Election Form") to the Chief Financial Officer, indicating the percentage of shares of Director Stock to be deferred (the "Deferred Amount"). Any Deferral Election (i) shall be in writing, (ii) shall be effective only with respect to Director Stock which is earned in the calendar year after the Deferral Election Form is received by the Chief Fnancial Officer, and (iii) may not be revoked or changed during the calendar year with respect to which a Deferral Election has been made. The Deferral Election shall be made in accordance with procedures established by the Company and shall continue to apply for future calendar years until superseded by a new election as provided below. A Deferral Election may be superseded with respect to Director Stock earned for any subsequent calendar year by submitting a new Deferral Election Form to the Chief Fnancial Officer prior to the beginning of such calendar year; provided, however, that (i) no revocation shall be effective to make any change with respect to Deferred Amounts previously deferred; and (ii) any such Deferral Election shall be irrevocable during the calendar year with respect to which the Deferral Election has been made.

     8. Stock Unit Account. An Eligible Director who defers the receipt of Director Stock shall have credited to an account (the "Stock Unit Account") a number of units (the "Stock Units") equal to the number of shares of Director Stock being deferred. The Deferred Amount shall be credited as of the date on which the Eligible Director becomes entitled to payment of the Deferred Amount in accordance with Section 5. Stock Units shall have no voting rights.

     9. Stock Units Credited With Dividends. If Stock Units exist in an Eligible Director's Stock Unit Account on a dividend record date for the Company's Common Stock, the Stock Unit Account shall be credited, on the dividend payment date related to such dividend record date, with an additional number of Stock Units equal to (i) the cash dividend paid on one share of Common Stock, multiplied by (ii) the number of Stock Units in the Stock Unit Account on the dividend record date, divided by (iii) the Fair Market Value of a share of Common Stock on the dividend payment date. "Fair Market Value" means the closing price per share of Common Stock on the New York Stock Exchange on the day before the relevant dividend payment date.

     10. Distributions. All amounts credited to an Eligible Director's Stock Unit Account shall be distributed on the first day of the calendar month following the date of the Eligible Director's termination of service on the Company's Board for any reason. All distributions from the Stock Unit Account shall be made in a lump sum payment, and shall be in the form of a certificate for the number of whole shares of Common Stock equal to the number of whole Stock Units to be distributed and cash in lieu of any fractional share



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(determined by using the Fair Market Value of a share of Common Stock on the date on which such distributions are distributed, but if such date is not a business day, then on the next preceding business day).

     11. Designation of Beneficiary. An Eligible Director may designate, on the Deferral Election Form, one or more beneficiaries to receive a distribution of the Eligible Director's Stock Unit Account under the Plan upon the Eligible Director's death, An Eligible Director may change his or her beneficiary designation at any time by submitting a new Deferral Election Form to the Company. If there is no designated beneficiary or no designated beneficiary surviving at the Eligible Director's death, the Eligible Director's Stock Unit Account shall be paid to the Eligible Director's estate.

     12. Compliance with Rule 16b-3 of the Securities Exchange Act. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Securities Exchange Act of 1934, as amended, and in all events the Plan shall be construed in accordance with Rule 16b-3. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board.

     13. Account Statements. Each Eligible Director shall be provided a copy of the Plan, and, each Eligible Director who makes a Deferral Election shall receive, not less frequently than annually, a statement reflecting the amounts credited to the Eligible Director's Stock Unit Account.

     14. No Assignment or Alienation. The right of an Eligible Director, beneficiary or any other person to the payment of Director Stock or of amounts credited to the Stock Unit Account may not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution,

     15. Amendment and Termination of the Plan. The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever.

     16. Delivery of Elections and Notices. Any and all notices or elections required under this Plan shall be deemed adequately given only if in writing. All notices and elections shall be deemed to have been properly given, if delivered by hand or mailed, on the date of receipt shown on the delivery receipt or return receipt, if delivered by Federal Express or similar expedited overnight commercial carrier, on the date that is one Business Day after the date upon which the same shall have been delivered to Federal Express or similar expedited overnight commercial carrier, addressed to the recipient, with all shipping charges prepaid, provided that the same is actually received by the recipient in the ordinary course, and if sent by telecopier, on the date of confirmed delivery. Elections and notices to the Company shall be directed to:

                Sotheby's Holdings, Inc.
                c/o Sotheby's, Inc.
                1334 York Avenue



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                New York, New York 10021
                Attention: Chief Financial Officer

Notices to or with respect to an Eligible Director shall be directed to the Eligible Director, or the executors, personal representatives or distributees of a deceased Eligible Director, at the Eligible Director's address on the records of the Company.


     17. Execution. To record the adoption of the Plan, the Company has caused the execution hereof as of this 14th day of March, 2005.

                                SOTHEBY'S HOLDINGS, INC.,
                                a Michigan corporation


                                By:     /s/ William S. Sheridan
                                        -----------------------------------
                                        William S. Sheridan

                                Its: Executive Vice President, Chief Fnancial Officer and Treasurer



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